As filed with the Securities and Exchange Commission on February 8, 2021

No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 __________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________

 Crown PropTech Acquisitions
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

667 Madison Avenue

12th Floor

New York, NY 10065

Tel: (212) 563-6400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________

Richard Chera Chief Executive Officer
667 Madison Avenue 12th Floor New York, NY 10065 Tel: (212) 563-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________

Copies to:

Derek J. Dostal Pedro J. Bermeo Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel: (212) 450-4000	Suzanne Correy Maples and Calder P.O. Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Tel: (345) 949-8066	Richard Alsop Harald Halbhuber Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 Tel: (212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
__________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File Number 333-252307

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant(2)	4,600,000 Units	$10.00	$46,000,000	$5,018.60
Class A ordinary shares included as part of the units(3)	4,600,000 Shares	―	―	― (4)
Redeemable warrants included as part of the units(3)	1,533,334 Warrants	―	―	― (4)
Total			$46,000,000	$5,018.60 (5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 4,600,000 units, consisting of 4,600,000 Class A ordinary shares and 1,533,334 redeemable warrants (including 600,000 units, consisting of 600,000 Class A ordinary shares and 200,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any).

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-252307), which was declared effective by the Securities and Exchange Commission on February 8, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $46,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION

INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of 4,600,000 additional units of Crown PropTech Acquisitions, a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-third of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V of Form S-1, including 600,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. Pursuant to Rule 462(b), the Registrant hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-252307) declared effective on February 8, 2021 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)       Exhibits. All exhibits filed with or incorporated by reference in Registration Statement No. 333-252307 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for those set forth in the exhibit index attached hereto, which are filed herewith.

Exhibit Number	Description
5.1	Opinion of Davis Polk & Wardwell LLP
5.2	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant
23.1	Consent of Marcum LLP
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.3	Consent of Maples and Calder (included in Exhibit 5.2)
24.1	Power of Attorney (included on signature page of the initial filing of Registration Statement on Form S-1, File No. 333-252307, initially filed on January 21, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 8th day of February, 2021.

CROWN PROPTECH ACQUISITIONS.

By:	/s/ Richard Chera
Name: Richard Chera
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard Chera	Richard Chera Chief Executive Officer (Principal Executive Officer)	February 8, 2021

/s/ Pius Sprenger	Pius Sprenger Chief Financial Officer (Principal Financial and Accounting Officer)	February 8, 2021

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Crown PropTech Acquisitions, in the City of New York, New York, on the 8th day of February, 2021.

By:	/s/ Richard Chera
Name:	Richard Chera